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                                    OFFER BY
                 THE EMERGING MARKETS INFRASTRUCTURE FUND, INC.

                              TO PURCHASE FOR CASH
                 UP TO 3,011,714 ISSUED AND OUTSTANDING SHARES
               AT 95% OF NET ASSET VALUE PER SHARE, AS DETERMINED
               BY THE FUND AS OF THE CLOSE OF REGULAR TRADING ON
              THE NEW YORK STOCK EXCHANGE ON JUNE 25, 1999 OR SUCH
                   LATER DATE TO WHICH THE OFFER IS EXTENDED.
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                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
        AT THE CLOSE OF REGULAR TRADING ON THE NEW YORK STOCK EXCHANGE,
          ON JUNE 25, 1999, UNLESS EXTENDED (THE "TERMINATION DATE").
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      THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING
     TENDERED, BUT IS SUBJECT TO OTHER CONDITIONS AS OUTLINED IN THE OFFER
                 TO PURCHASE AND IN THE LETTER OF TRANSMITTAL.

                                                                    May 26, 1999

To Our Clients:

    Enclosed for your consideration is the Offer to Purchase, dated May 26, 1999, of The Emerging Markets Infrastructure Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company (the "Fund"), and a related Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Fund is offering to purchase up to 3,011,714 of the Fund's outstanding Shares of common stock, par value $0.001 (the "Shares"), upon the terms and conditions set forth in the Offer.

    The Offer to Purchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and only pursuant to your instructions.

    Your attention is called to the following:

        1. The purchase price to be paid for the Shares is an amount per Share, net to the seller in cash, equal to 95% of the net asset value per Share as determined by the Fund as of the close of regular trading on the New York Stock Exchange on June 25, 1999 or such later date to which the Offer is extended. The current net asset value of the Fund is calculated each business day and may be obtained by calling Georgeson & Company, Inc., the Fund's Information Agent, toll free at (800) 223-2064.

        2. The Offer is not conditioned upon any minimum number of Shares being tendered.

        3. Upon the terms and subject to the conditions of the Offer, the Fund will purchase up to 3,011,714 Shares (representing 20% of the Fund's outstanding Shares), validly tendered on or prior to the Termination Date. The Fund will purchase all Shares from tendering Shareholders who own fewer than 100 Shares. Shares tendered by shareholders owning more than 99 Shares will be subject to proration if more than 3,011,714 Shares are tendered pursuant to the Offer.

        4. Tendering shareholders will not be obligated to pay brokerage commissions or (subject to the provisions of "Instructions--6. Transfer Taxes" in the Letter of Transmittal) stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

        5. Your instructions to us should be forwarded in ample time before the Termination Date to permit us to submit a tender on your behalf.

    An envelope to return your instructions to us is enclosed.

    YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with applicable law.

    Neither the Fund, its investment adviser nor its Board of Directors is making any recommendation to any Shareholder whether to tender or refrain from tendering Shares in the Offer. Each shareholder is urged to read and evaluate the Offer and accompanying materials carefully.
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                                  INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter, and enclosed Offer to Purchase and Letter of Transmittal, relating to the offer by The Emerging Markets Infrastructure Fund, Inc. to purchase up to 3,011,714 of its outstanding Shares at a price equal to 95% of the net asset value per share, as determined by the Fund as of the Termination Date.

    This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer and in the related Letter of Transmittal that you have furnished to the undersigned.

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                   AGGREGATE NUMBER OF SHARES TO BE TENDERED:
                               ---------- SHARES
                    (ENTER NUMBER OF SHARES TO BE TENDERED.)

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                                    ODD LOTS

    This section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of not more than 99 Shares. The undersigned:

[   ] Is the beneficial or record owner of an aggregate of not more than 99
      Shares, all of which are being tendered and hereby represents that the information indicated below is true and correct as to the undersigned.

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                                 SIGNATURE BOX

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                                 (Signature(s))

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                    (Please print Name(s) and Address here)

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                         (Area Code and Telephone No.)

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               (Taxpayer Identification (Social Security) Number)

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Date:
---------------------, 1999

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